Exhibit (a)(1)(xi)

PLAYTIKA HOLDING CORP.

OPTION EXCHANGE FREQUENTLY ASKED QUESTIONS

Background Information
Q1. What is the Option Exchange?	3
Q2. What are some key terms used in the Option Exchange?	3
Q3. Why is Playtika offering the Option Exchange?	5
Q4. How do RSUs differ from stock options?	5

Eligibility
Q5. How do I know whether I am eligible to participate in the Option Exchange?	6
Q6. How do I know which options are eligible for the Option Exchange?	6
Q7. Are there circumstances in which I would not be eligible to receive RSUs in the Option Exchange?	7
Q8. Can I exchange shares of Playtika common stock that I acquired upon a previous exercise of Playtika options?	7
Q9. How many new RSUs will I receive for the eligible options that I exchange?	7
Q10. Will the terms and conditions of my new RSUs be the same as my exchanged options?	8
Q11. Are there special considerations if I am located in Israel?	9
Q12. When will I receive my new RSUs?	10
Q13. When will my new RSU awards vest?	10
Q14. Do I need to exercise my new RSUs in order to receive shares?	12

Participating in the Option Exchange
Q15. How do I participate in the Offer to Exchange?	12
Q16. Am I required to participate in the Option Exchange?	14
Q17. Can I choose which eligible options I want to exchange?	14
Q18. Are there any restrictions on the number of eligible options grants I must elect to exchange in order to participate in the Option Exchange?	14
Q19. What happens if I have an eligible option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?	14
Q20. Do I have to pay for the new RSUs?	15
Q21. How do I decide whether I should participate in the Option Exchange?	15
Q22. Is Playtika making any recommendation as to whether I should exchange my eligible options?	16
Q23. How will we determine whether an eligible option has been properly tendered?	16
Q24. Will my decision to participate in the Option Exchange have an impact on my ability to receive options or other equity awards in the future?	16

Exchanged Options
Q25. When will my exchanged options be cancelled?	17
Q26. Will I be required to give up all of my rights under the exchanged options?	17
Q27. After I have elected to exchange eligible options, is there anything I must do to receive new RSUs after the completion date?	17

Tax Consequences
Q28. Will I have to pay taxes if I participate in the Option Exchange?	17

Options Not Exchanged
Q29. What happens to my eligible option grants if I choose not to participate or my eligible options are not accepted for exchange?	18

Changing or Withdrawing Previous Elections
Q30. Can I change my mind about which eligible options I want to exchange?	19
Q31. May I change my mind and withdraw from the Offer to Exchange?	20
Q32. What if I withdraw my election and then decide again that I want to participate in the Option Exchange?	20

Changes to the Offer to Exchange and Conditions to the Option Exchange
Q33. If Playtika extends the Option Exchange or changes the Offer to Exchange, how will you notify me?	20
Q34. Are there any conditions to the completion of the Option Exchange?	21
Q35. What if Playtika is acquired by another company?	21

Availability of Additional Information
Q36. Whom can I contact if I have questions about the Offer to Exchange, or if I need additional copies of communications issued to date?	21

Background Information

Q1.	What is the Option Exchange?

A1.	The Option Exchange is a one-time, voluntary opportunity for eligible service providers to exchange eligible “underwater” stock option awards for a lesser number of RSUs.

Further details can be found in Section 2 of the Offer to Exchange under “Types of Awards Granted in the Option Exchange; Number of New RSUs; Completion Date.”

See also: Answer to Question 7, “Are there circumstances in which I would not be eligible for RSUs in the Option Exchange?” of this Summary Term Sheet and Questions and Answers

Q2.	What are some key terms used in the Option Exchange?

A2.	Here are some key terms used when describing the Option Exchange:

Active service provider	An employee, consultant or other individual service provider of Playtika or Playtika’s majority-owned subsidiaries. An individual is not an “active service provider” if he or she (i) is on a “garden leave” or other leave that will result in a termination of employment with Playtika or one of Playtika’s majority-owned subsidiaries, (ii) has provided Playtika a notice of resignation or (iii) has received a notice of termination of employment or service from Playtika or one of Playtika’s majority-owned subsidiaries, in each case even if such resignation or termination will not take effect until following the completion of the Option Exchange.

Commencement date	November 14, 2022, the date the Option Exchange opens.

Completion date

The date and time the offering period for the Option Exchange expires, which is expected to be December 12, 2022, at 9:00 p.m., Pacific Time, but is subject to change. Playtika may extend the offering period and delay the completion date in its sole discretion.

The surrendered options will be cancelled, and the new RSUs will be granted, on the completion date of the Option Exchange.

Eligible service providers	Active employees, consultants or other individual service providers in eligible locations as of the commencement date who remain active employees, consultants or other individual service providers in eligible locations through the completion date.

Eligible locations	The countries, excluding Australia, where Playtika and its majority-owned subsidiaries employ or engage, as applicable, active service providers. Service providers located in Australia are not eligible to participate in the Option Exchange.

Eligible option	A stock option grant that was granted before November 10, 2022 and that remains outstanding and unexercised as of the completion date and is held by an eligible service provider.

An option will not be an eligible option (and any election with regard to such option will be disregarded) if, on the completion date, the per share exercise price of the option is less than the per share closing price of Playtika’s common stock on the completion date, as reported on the Nasdaq Global Select Market.

Exchanged options	Eligible options that, as of the completion date, an eligible service provider elects to exchange for new RSUs in the Option Exchange.

Exercise price	The purchase price per share of the common stock underlying a stock option, which is typically equal to the per share closing price of Playtika’s common stock on the grant date, as reported on the Nasdaq Global Select Market. The exercise price is a fixed price per share at which you can purchase Playtika common stock once the stock options vest.

Full vesting date	The date you fully own your equity award and can exercise or sell the shares underlying the award. For most stock options granted by Playtika, this date will be four years after the vesting commencement date of the option, which is usually the date of hire, promotion or grant, assuming continued employment with Playtika or one of Playtika’s majority-owned subsidiaries.

Grant date	The date an equity award, such as a stock option or RSU, is granted.

Intrinsic value	Intrinsic value with respect to an option is the absolute value of the difference between the trading price of Playtika’s common stock and the exercise price of the option. An underwater option has no intrinsic value since its exercise price is higher than the current trading price of the underlying common stock.

New RSUs	New RSUs that are granted to eligible service providers who choose to participate in the Option Exchange in exchange for the cancellation of their eligible options.

Offer to Exchange	The legal document entitled “Offer to Exchange Certain Outstanding Stock Options for Restricted Stock Units.” The Offer to Exchange contains the terms and conditions of the Option Exchange and may be amended and supplemented from time to time.

Offering period	The period between the commencement date and the completion date, during which eligible service providers can choose to exchange eligible options in and pursuant to the terms of the Option Exchange.

Currently, the offering period is November 14, 2022 through 9:00 p.m., Pacific Time, on December 12, 2022 but is subject to change. Playtika may extend the offering period and delay the completion date in its sole discretion.

Option Exchange	The exchange of eligible options for new RSUs pursuant to the offer in this Offer to Exchange.

Restricted stock unit (RSU)	The right to receive shares of Playtika’s common stock in the future; however, that right is “restricted” until the vesting criteria and other terms and conditions set forth in the 2020 Plan and the relevant RSU agreements are satisfied.

SEC	The U.S. Securities and Exchange Commission.

Option Exchange website	The website portal where eligible service providers can choose to participate in the Option Exchange and choose which, if any, eligible options they wish to exchange. The Option Exchange website also includes links to all of the documents referenced in the Offer to Exchange. The web address for the Option Exchange website is http://www.myoptionexchange.com.

Stock option expiration date	The date a stock option expires and is no longer available for exercise. For Playtika, this is typically 10 years following the grant date of a stock option.

Underwater	Stock option grants that have an exercise price that is higher than the current trading price of Playtika’s common stock are considered to be underwater.

Vesting date	The date on which a portion of your stock option grant vests and becomes available for exercise or a portion of your RSU grant vests and shares are released. Once an RSU vests, it becomes a share of Playtika common stock that you can hold, transfer, or sell.

Q3.	Why is Playtika offering the Option Exchange?

A3.

Playtika’s goal in providing equity compensation is not only to reward eligible service providers for their contributions, but also to help them think like stockholders, which we believe is critical to the company’s success. Playtika’s equity programs (e.g., stock options, RSUs) link service providers’ financial interests to those of our stockholders, and provide a way for service providers to share in the company’s long-term success.

Since Playtika’s initial public offering in January 2021, we have experienced a significant decline in our stock price. This decline in price has resulted in a considerable number of Playtika’s service providers holding stock options that are deeply “underwater”—making them less effective in helping us meet our goals.

Playtika is offering the Option Exchange to (i) provide a way for eligible service providers to realize value from eligible underwater options and (ii) to realign service provider and stockholder interests. The Option Exchange gives eligible service providers an opportunity to exchange certain options that are significantly “underwater” as of the commencement date for new RSUs that may provide value to eligible service providers, even if Playtika’s stock price does not increase. This approach of exchanging eligible options for a lesser number of new RSUs is consistent with Playtika’s current compensation strategy and provides what Playtika believes is a meaningful incentive for eligible service providers whose options are currently underwater.

See also: Section 3 of the Offer to Exchange

Q4.	How do RSUs differ from stock options?

A4.	The table below outlines some key differences between stock options and RSUs:

	Stock Options	RSUs
What they are	The right to purchase a fixed number of shares of Playtika common stock at a fixed price for a fixed period of time.	The right to receive shares of Playtika common stock in the future upon vesting at no cost to the employee.

How they work

Once a stock option grant vests, you can exercise the vested portion at any time until the expiration date of that option. Exercising an option means you buy the stock at the exercise price set on the date of the grant.

If the price of Playtika’s stock is greater than the exercise price when you exercise and sell the shares, you receive the gain (after any taxes, of course).

However, when Playtika’s stock price is less than the exercise price, the stock option has

Once an RSU vests, a share of Playtika stock is issued to you and at no cost to you, other than withholding for applicable taxes associated with the RSU. An RSU has value equal to the then-current Playtika stock price. Once Playtika stock is issued to you following the vesting of the RSU, you can either keep it as an investment or sell it.

no intrinsic value and is considered to be underwater.

Example (assumes vested options and RSUs and no taxes)	If you are awarded a stock option with a per share exercise price of $15 and the Playtika stock price subsequently increases to $20, the option will be worth $5 if exercised on that later date.	If the stock price on the grant date of your RSU is $15, and the Playtika stock price subsequently increases to $20, each RSU will be worth $20 as of that later date.

	If you are awarded a stock option with a per share exercise price of $15 and the Playtika stock price subsequently decreases to $10, the option will have no intrinsic value as of that later date.	If the stock price on the grant date of your RSU is $15, and the Playtika stock price subsequently decreases to $10, each RSU will be worth $10 as of that later date.

Eligibility

Q5.	How do I know whether I am eligible to participate in the Option Exchange?

A5.	You will be eligible to participate in the Option Exchange if:

•	You are an active service provider of Playtika or any of its majority-owned subsidiaries on the commencement date;

•	You remain an active service provider of Playtika or any of its majority-owned subsidiaries through the completion date of the Option Exchange; and

•

You are not employed or engaged by Playtika or its majority-owned subsidiaries in any country where we determine that the Option Exchange would have regulatory, tax or other implications that are inconsistent with Playtika’s compensation policies and practices or this offer is prohibited under local regulations as of the date of the completion of the Option Exchange; and

•	You hold at least one eligible option.

An individual is not an “active service provider” if he or she (i) is on a “garden leave” or other leave that will result in a termination of employment with Playtika or one of Playtika’s majority-owned subsidiaries, (ii) has provided Playtika a notice of resignation or (iii) has received a notice of termination of employment or service from Playtika or one of Playtika’s majority-owned subsidiaries, in each case even if such resignation or termination will not take effect until following the completion of the Option Exchange

Playtika reserves the right to withdraw the Offer to Exchange in any jurisdiction for which it determines that the Option Exchange would have regulatory, tax or other implications that are inconsistent with Playtika’s compensation policies and practices. If Playtika withdraws the Offer to Exchange in a particular jurisdiction, the Offer to Exchange will not be made to, nor will eligible options be accepted for exchange from or on behalf of, eligible service providers in that jurisdiction.

See also: Section 1 of the Offer to Exchange

Q6.	How do I know which options are eligible for the Option Exchange?

A6.

If you are eligible to participate in the Option Exchange, the Option Exchange website will indicate which of your stock options are eligible for exchange. In order for your stock option awards to be eligible, they must remain outstanding and unexercised on the commencement date and the completion date and have a per share exercise price more than the per share closing price of Playtika’s common stock on the completion date, as reported on the Nasdaq Global Select Market.

See also: Section 2 of the Offer to Exchange

Q7.	Are there circumstances in which I would not be eligible to receive RSUs in the Option Exchange?

A7.	Yes:

•	If you cease being an active service provider prior to the completion date; and

•	If you are located in Australia, you are not eligible to participate in the Option Exchange.

See also: Sections 1 and 2 of the Offer to Exchange

Q8.	Can I exchange shares of Playtika common stock that I acquired upon a previous exercise of Playtika options?

A8.

No. This Option Exchange relates only to outstanding Playtika options to purchase shares of our common stock. You may not exchange in this Option Exchange any shares of our common stock that you acquired upon a prior exercise of options or by any other means.

See also: Section 2 of the Offer to Exchange

Q9.	How many new RSUs will I receive for the eligible options that I exchange?

A9.

If you participate in the Option Exchange, you will receive one new RSU (representing the right to receive one share of our common stock) for every 2.5 shares of our common stock underlying eligible stock options surrendered pursuant to the Offer to Exchange. The number of new RSUs will be rounded down to the nearest whole share on a grant-by-grant basis. Fractional RSUs will not be granted in the Option Exchange.

New RSUs granted in the Option Exchange will not be vested on their date of grant regardless of whether the surrendered option was fully vested in whole or in part. Instead, the new RSUs granted in the Option Exchange will vest as follows:

•

Over three years in equal quarterly installments over the period beginning on the completion date of this offer and ending on the third anniversary of the completion date, unless you are employed or engaged by Playtika or its majority-owned subsidiaries in Finland or Romania.

•

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Romania, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on the first anniversary of the completion date, and the remaining RSUs vesting in equal quarterly installments over the two year period thereafter.

•

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Finland, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on February 1, 2024, and the remaining RSUs vesting in eight equal quarterly installments over the period commencing on the first anniversary of the completion date and ending on the third anniversary of the completion date (and, for the avoidance of doubt, the first such quarterly vesting date will be the last day of the three-month period following the first anniversary date of the completion date of the Option Exchange).

•

Your new RSUs will be subject to the terms and conditions of an RSU agreement between you and Playtika. In all events, vesting is subject to continued service with us through the applicable vesting date. Your participation in the Option Exchange and receipt of any new RSUs does not provide any guarantee or promise of continued service with us.

IMPORTANT INFORMATION FOR

ELIGIBLE SERVICE PROVIDERS IN ISRAEL

If you participate in the Option Exchange and you are subject to tax in Israel, the exchange of eligible options for the grant of new RSUs in the Option Exchange may result in a taxable event and any new RSUs may not be eligible for favorable tax treatment under the 102 Capital Gains Track (as defined in the 2020 Plan) under Section 102 of the ITO. Playtika will seek a tax ruling from the Israel Tax Authorities (“ITA”) which states that eligible option holders participating in the Option Exchange will not be subject to tax as a result of the exchange of eligible options for the new RSUs in the Option Exchange and that the new RSUs will be granted under the 102 Capital Gains Track under Section 102 (the “Israel Tax Ruling”).

While Playtika will seek to obtain the Israel Tax Ruling as promptly as practicable, there can be no assurance when or if the Israel Tax Ruling will be obtained in respect of the Option Exchange. Playtika does not expect to receive a determination from the ITA as to whether the Israel Tax Ruling will be obtained in respect of the Option Exchange prior to the completion date. As a result, eligible service providers who are subject to tax in Israel will need to consider whether to exchange their eligible options for the grant of new RSUs in the Option Exchange in light of this uncertainty regarding the tax consequences to them of the Option Exchange in Israel.

Please read the “Impact of the Option Exchange” section in Schedule G to this Offer to Exchange for more information about the potential tax consequences to you of participation in the Option Exchange. If the Israel Tax Ruling is not obtained by Playtika, the Option Exchange may be a taxable event and any new RSUs may not be granted under the 102 Capital Gains Track of Section 102.

The new RSUs granted in the Option Exchange will be governed by the terms and conditions of the 2020 Plan, an RSU agreement between you and Playtika, and any country-specific terms and conditions set forth in an appendix to the RSU agreement or the 2020 Plan.

Example

If you hold an eligible option to purchase 2,500 shares of Playtika common stock, you will receive 1,000 new RSUs on the completion date if you elect to participate in the Option Exchange.

You will not have to calculate the number of new RSUs you will receive for the eligible options you elect to exchange in the Option Exchange. The Option Exchange website lists the number of new RSUs you are eligible to receive for each of your eligible option grants.

See also: Section 2 of the Offer to Exchange

Q10.	Will the terms and conditions of my new RSUs be the same as my exchanged options?

A10.	No. RSUs are a different type of award than stock options, and the terms and conditions of your new RSUs will be different from the exchanged options.

Options represent the right to purchase shares of Playtika shares at a fixed price for a specified term (generally ten years from the date of grant, subject to earlier termination in the event of your termination of employment or service). While the eligible options are currently underwater, in the event Playtika’s stock price increases in the future, the eligible options may have a greater value in the future than the new RSUs to be granted in the Option Exchange given that fewer new RSUs will be granted in exchange for the surrender of eligible options.

Also, the vesting schedule of new RSUs will be different from the vesting schedule of the exchanged options, many of which are vested as of the commencement date. For example, the awards granted to employees in January 2021 in connection with our initial public offering will be nearly 50% vested on the commencement date of the Option Exchange.

New RSUs granted in the Option Exchange will not be vested on their date of grant regardless of whether the surrendered option was fully vested in whole or in part. Instead, the new RSUs granted in the Option Exchange will vest as follows:

•

Over three years in equal quarterly installments over the period beginning on the completion date of this offer and ending on the third anniversary of the completion date, unless you are employed or engaged by Playtika or its majority-owned subsidiaries in Finland or Romania.

•

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Romania, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on the first anniversary of the completion date, and the remaining RSUs vesting in equal quarterly installments over the two year period thereafter.

•

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Finland, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on February 1, 2024, and the remaining RSUs vesting in eight equal quarterly installments over the period commencing on the first anniversary of the completion date and ending on the third anniversary of the completion date (and, for the avoidance of doubt, the first such quarterly vesting date will be the last day of the three-month period following the first anniversary date of the completion date of the Option Exchange).

•

Your new RSUs will be subject to the terms and conditions of an RSU agreement between you and Playtika. In all events, vesting is subject to continued service with us through the applicable vesting date. Your participation in the Option Exchange and receipt of any new RSUs does not provide any guarantee or promise of continued service with us.

The new RSUs granted in the Option Exchange will be governed by the terms and conditions of the 2020 Plan, an RSU agreement between you and Playtika, and any country-specific terms and conditions set forth in an appendix to the RSU agreement or 2020 Plan. Links to the 2020 Plan and the current forms of RSU agreements under the 2020 Plan, including any country-specific appendices, and any other country-specific documentation, are included on the Option Exchange website as exhibits to a document Playtika filed with the SEC called a “Schedule TO,” which is available on the Option Exchange website and the SEC’s website at www.sec.gov.

In addition, the tax treatment and social insurance contribution obligations of the new RSUs may differ significantly from the tax treatment and social insurance contribution obligations of your exchanged options.

See also:

•

Answers to Question 11, “Are there special considerations if I am located in Israel?”, Question 13, “When will my new RSU awards vest?” and Question 28, “Will I have to pay taxes if I participate in the Option Exchange?” of this Summary Term Sheet and Questions and Answers

•	Sections 2 and 14 of the Offer to Exchange

•	Schedules C through L of the Offer to Exchange, which contains country-specific tax disclosures

Q11.	Are there special considerations if I am located in Israel?

A11.

If you participate in the Option Exchange and you are subject to tax in Israel, the exchange of eligible options for the grant of new RSUs in the Option Exchange may result in a taxable event and any new RSUs may not be eligible for favorable tax treatment under the 102 Capital Gains Track (as defined in the 2020 Plan) under Section 102 of the ITO. Playtika will seek the Israel Tax Ruling from the ITA which states that eligible option holders participating in the Option Exchange will not be subject to tax as a result of the exchange of eligible options for the new RSUs in the Option Exchange and that the new RSUs will be granted under the 102 Capital Gains Track under Section 102.

If the Israel Tax Ruling is obtained, the new RSUs will be granted under the 102 Capital Gains Track pursuant to which the new RSUs and any shares acquired at vesting of the new RSUs will be held in trust by the trustee designated by Playtika for at least 24 months from the date of grant of the new RSUs to comply with the required holding period.

Your eligible options may also have been granted under the 102 Capital Gains Track. Please note that you will not receive any holding period credit on your new RSU grants for the time period your eligible options were held in trust prior to the Option Exchange; rather, the required holding period will start over on the date the new RSUs are granted.

While Playtika will seek to obtain the Israel Tax Ruling as promptly as practicable, there can be no assurance when or if the Israel Tax Ruling will be obtained in respect of the Option Exchange. Playtika does not expect to receive a determination from the ITA as to whether the Israel Tax Ruling will be obtained in respect of the Option Exchange prior to the completion date. As a result, eligible service providers who are subject to tax in Israel will need to consider whether to exchange their eligible options for the grant of new RSUs in the Option Exchange in light of this uncertainty regarding the tax consequences to them of the Option Exchange in Israel.

Please read the “Impact of the Option Exchange” section in Schedule G to this Offer to Exchange for more information about the potential tax consequences to you of participation in the Option Exchange. If the Israel Tax Ruling is not obtained by Playtika, the Option Exchange may be a taxable event and any new RSUs may not be granted under the 102 Capital Gains Track of Section 102.

Q12.	When will I receive my new RSUs?

A12.

The grant date of the new RSUs will be the completion date. If the offering period is extended, the completion date and the grant of the new RSUs will be correspondingly delayed. Please note that it may take a few weeks from the completion date for you to receive an email related to your new RSUs and for the grant of new RSUs to be reflected in your online Shareworks account. Please review and accept your grant documents in your online Shareworks account. If your account has not been updated for the new RSUs within a few weeks following the completion date, please contact to@playtika.com. You will receive the shares of Playtika common stock subject to your new RSUs if and when your new RSUs vest.

Please note that it may take a few weeks from the completion date for you to receive an email related to your new RSUs and for the grant of new RSUs to be reflected in your online Shareworks account. Please review and accept your grant documents in your online Shareworks account.

See also:

•	Answer to Question 13, “When will my new RSU awards vest?” of this Summary Term Sheet and Questions and Answers

•	Sections 6 and 9 of the Offer to Exchange

Q13.	When will my new RSU awards vest?

A13.

New RSUs granted in the Option Exchange will not be vested on their date of grant regardless of whether the surrendered option was fully vested in whole or in part. Instead, the new RSUs granted in the Option Exchange will vest as follows:

•

Over three years in equal quarterly installments over the period beginning on the completion date of this offer and ending on the third anniversary of the completion date, unless you are employed or engaged by Playtika or its majority-owned subsidiaries in Finland or Romania.

•

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Romania, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on the first anniversary of the completion date, and the remaining RSUs vesting in equal quarterly installments over the two year period thereafter.

•

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Finland, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on February 1, 2024, and the remaining RSUs vesting in eight equal quarterly installments over the period commencing on the first anniversary of the completion date and ending on the third anniversary of the completion date (and, for the avoidance of doubt, the first such quarterly vesting date will be the last day of the three-month period following the first anniversary date of the completion date of the Option Exchange).

•

Your new RSUs will be subject to the terms and conditions of an RSU agreement between you and Playtika. In all events, vesting is subject to continued service with us through the applicable vesting date. Your participation in the Option Exchange and receipt of any new RSUs does not provide any guarantee or promise of continued service with us.

New RSUs granted in the Option Exchange will only vest if the holder remains in continuous service under the terms and conditions of the 2020 Plan, the applicable RSU agreement and other relevant Playtika policies, as each may be amended from time to time. Generally, new RSUs that are not vested at termination of continuous service to Playtika, as determined in accordance with the 2020 plan, will be forfeited.

IMPORTANT INFORMATION FOR

ELIGIBLE SERVICE PROVIDERS IN ISRAEL

Regardless of whether the Israel Tax Ruling is obtained, your new RSUs will be granted under the terms of the 2020 Plan, including the Sub-Plan for Israeli Participants. As mentioned above, if an Israel Tax Ruling is obtained, the new RSUs will be granted under the 102 Capital Gains Track pursuant to which the new RSUs and any shares acquired at vesting of the new RSUs will be held in trust by the trustee designated by Playtika for at least 24 months from the date of grant of the new RSUs to comply with the required holding period.

Your eligible options may also have been granted under the 102 Capital Gains Track. Please note that you will not receive any holding period credit on your new RSU grants for the time period your eligible options were held in trust prior to the Option Exchange; rather, the required holding period will start over on the date the new RSUs are granted.

While Playtika will seek to obtain the Israel Tax Ruling as promptly as practicable, there can be no assurance when or if the Israel Tax Ruling will be obtained in respect of the Option Exchange. Playtika does not expect to receive a determination from the ITA as to whether the Israel Tax Ruling will be obtained in respect of the Option Exchange prior to the completion date. As a result, eligible service providers who are subject to tax in Israel will need to consider whether to exchange their eligible options for the grant of new RSUs in the Option Exchange in light of this uncertainty regarding the tax consequences to them of the Option Exchange in Israel.

Please read the “Impact of the Option Exchange” section in Schedule G to this Offer to Exchange for more information about the potential tax consequences to you of participation in the Option Exchange. If the Israel Tax Ruling is not obtained by Playtika, the Option Exchange may be a taxable event and any new RSUs may not be granted under the 102 Capital Gains Track of Section 102.

Q14.	Do I need to exercise my new RSUs in order to receive shares?

A14.

Unlike stock options, which you must exercise in order to receive the vested shares subject to the option, you do not need to exercise RSUs in order to receive shares. If your new RSUs vest in accordance with the vesting schedule set forth in the applicable RSU agreement, you will automatically receive the shares subject to the new RSUs promptly thereafter (less taxes, of course). Generally, new RSUs that do not vest will be forfeited to Playtika, as determined in accordance with the 2020 Plan.

See also: Section 9 of the Offer to Exchange

Participating in the Option Exchange

Q15.	How do I participate in the Offer to Exchange?

A15.	If you choose to participate in the Option Exchange, you must take action no later than 9:00 p.m., Pacific Time, on the completion date.

•	First, you need to learn about the Offer to Exchange—what it is, whether you are eligible (eligibility varies by country based on regulatory requirements) and which stock options can be exchanged.

•

Next, evaluate your options. You will be able to model how many new RSUs you would receive for your eligible options on the Option Exchange website. Keep in mind that you can exchange some, all or none of your eligible option grants for new RSUs.

•

Lastly, choose which eligible options to exchange, if any. You must make your election online at the Option Exchange website during the offering period (i.e., between the commencement date and the completion date). Just follow these simple steps:

1.

Click on the link to the Option Exchange website in the announcement email you received from Shlomi Aizenberg, Chief Operating Officer, dated November 14, 2022, announcing the Option Exchange, or go to the Option Exchange website at http://www.myoptionexchange.com/Identity/Account/Register. Log in to the Option Exchange website using the login instructions provided to you in the announcement email (or if you previously logged into the Option Exchange website, your updated login credentials).

2.

After logging in to the Option Exchange website, review the information and proceed through to the “Election Form” page. You will be provided with personalized information regarding each eligible option grant you hold, including:

•	the grant date of the eligible option grant;

•	the per share exercise price of the eligible option grant;

•

the number of vested and unvested shares of our common stock subject to the eligible option grant as of December 12, 2022 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date);

•	the number of shares of our common stock subject to the new RSU grant that would be granted in exchange for the eligible option grant; and

•	the vesting schedule of the new RSU grant.

3.

On the “Election Form” page, make your selection next to each of your eligible option grants to indicate which eligible option grants you choose to exchange in the Option Exchange by selecting “Exchange” or choose not to exchange in the Option Exchange by selecting “Do Not Exchange.”

4.

Proceed through the Option Exchange website by following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing, acknowledging and agreeing to the terms and conditions stated on the Confirm Elections page and in the Option Exchange documents, submit your election. If you do not acknowledge and agree to the terms and conditions, you will not be permitted to submit your election.

5.

Upon submitting your election, a confirmation statement will be generated by the Option Exchange website. Please print and keep a copy of the confirmation statement for your records. A copy of the confirmation statement will also be sent to your Playtika email. At this point, you will have completed the election process via the Option Exchange website.

We must receive your properly completed and submitted election by the expiration of the Option Exchange, currently expected to be 9:00 p.m., Pacific Time, on December 12, 2022, unless otherwise extended. If you are unable to submit your election via the Option Exchange website as a result of technical failures of the Option Exchange website such as the Option Exchange website being unavailable or the Option Exchange website not enabling you to submit your election, please email to@playtika.com prior to the expiration of the Option Exchange.

If you elect to exchange any portion of an individual eligible option grant in the Offer to Exchange, you must elect to exchange the entire individual eligible option grant. If you hold more than one individual eligible option grant, however, you may choose to exchange one or more of such individual eligible option grants, on a grant-by-grant basis, without having to exchange all of your individual eligible option grants. No partial exchanges of an eligible option grant will be permitted. If you are eligible to participate in the Option Exchange, the Option Exchange website will list all of your eligible options.

We may extend this Option Exchange. If we extend the offering period, we will issue a press release, email or other communication disclosing the extension no later than 6:00 a.m., Pacific Time, on December 13, 2022 (the U.S. business day following the previously scheduled completion date).

This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any option tendered for exchange that we determine is not in the appropriate form or that we determine is unlawful to accept. Subject to the terms and conditions of this Option Exchange, we will accept all properly tendered eligible option grants promptly after the expiration of this Option Exchange.

IMPORTANT INFORMATION FOR

ELIGIBLE SERVICE PROVIDERS IN ISRAEL

If you participate in the Option Exchange and you are subject to tax in Israel, the exchange of eligible options for the grant of new RSUs in the Option Exchange may result in a taxable event and any new RSUs may not be eligible for favorable tax treatment under the 102 Capital Gains Track (as defined in the 2020 Plan) under Section 102 of the ITO. Playtika will seek the Israel Tax Ruling from the ITA which states that eligible option holders participating in the Option Exchange will not be subject to tax as a result of the exchange of eligible options for the new RSUs in the Option Exchange and that the new RSUs will be granted under the 102 Capital Gains Track under Section 102.

While Playtika will seek to obtain the Israel Tax Ruling as promptly as practicable, there can be no assurance when or if the Israel Tax Ruling will be obtained in respect of the Option Exchange. Playtika does not expect to receive a determination from the ITA as to whether the Israel Tax Ruling will be obtained in respect of the Option Exchange prior to the completion date. As a result, eligible service providers who are subject to tax in Israel will need to consider whether to exchange their eligible options for the grant of new RSUs in the Option Exchange in light of this uncertainty regarding the tax consequences to them of the Option Exchange in Israel.

Please read the “Impact of the Option Exchange” section in Schedule G to this Offer to Exchange for more information about the potential tax consequences to you of participation in the Option Exchange. If the Israel Tax Ruling is not obtained by Playtika, the Option Exchange may be a taxable event and any new RSUs may not be granted under the 102 Capital Gains Track of Section 102.

See also:

•	Answer to Question 16, “Am I required to participate in the Option Exchange?” of this Summary Term Sheet and Questions and Answers

•	Section 4 of the Offer to Exchange

Q16.	Am I required to participate in the Option Exchange?

A16.

No. Participation in the Option Exchange is voluntary. If you choose not to participate in the Option Exchange, you will continue to hold your eligible options on the same terms and conditions and pursuant to which they were originally granted.

See also: Section 2 of the Offer to Exchange

Q17.	Can I choose which eligible options I want to exchange?

A17.

You may choose to exchange some, all or none of your eligible options in the Offer to Exchange entirely at your discretion. However, if you elect to participate in the Option Exchange, to exchange an individual eligible option grant, you must elect to exchange the entire individual eligible option grant. Playtika is not accepting partial tenders of individual eligible option grants, except that you may elect to exchange the entire remaining portion of an eligible option grant that you have exercised partially. You otherwise may not elect to exchange only some of the shares covered by any particular individual eligible option grant.

See also: Section 2 of the Offer to Exchange

Q18.	Are there any restrictions on the number of eligible options grants I must elect to exchange in order to participate in the Option Exchange?

A18.

No. There is no minimum number of eligible options that you must elect to exchange in order to participate. However, if you elect to participate in the Option Exchange, to exchange an individual eligible option grant, you must elect to exchange the entire individual eligible option grant. Playtika is not accepting partial tenders of individual eligible option grants, except that you may elect to exchange the entire remaining portion of an eligible option grant that you have exercised partially. You otherwise may not elect to exchange only some of the shares covered by any particular individual eligible option grant.

Please note that there may be brokerage and/or wire fees associated with selling the shares of Playtika common stock acquired upon vesting of new RSUs which could affect the benefit you can realize from such sale.

See also:

•	Answer to Question 20, “Do I have to pay for the new RSUs?” of this Summary Term Sheet and Questions and Answers

•	Section 9 of the Offer to Exchange

Q19.	What happens if I have an eligible option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A19.

If you have an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible service provider beneficially owns a portion of that eligible option grant, then in order to participate in the Option Exchange with respect to such eligible option grant, you may accept this Option Exchange with respect to the entire remaining outstanding portion of the eligible option grant, including the portion beneficially owned by the other person, as long as you are the legal owner of the eligible option grant. As described in Answer to Question 17, we are not accepting partial tenders of an eligible option grant, so you may not accept this Option Exchange with respect to a portion of an eligible option grant that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else. As you are the legal owner of the eligible option grant, we will respect an election properly made by you, but will not be responsible to you or the beneficial owner of the eligible option grant for any errors made by you with respect to such eligible option grant.

See also: Section 2 of the Offer to Exchange

Q20.	Do I have to pay for the new RSUs?

A20.

You do not have to make any cash payment to Playtika to receive a grant of new RSUs in exchange for your exchanged options. You also do not have to pay Playtika to receive the shares of Playtika common stock that become issuable to you if your new RSUs vest; however, you may have taxes due on the vesting of the RSUs.

Please also note that you will incur brokerage and/or wire fees in the event you decide to sell the shares of Playtika common stock issued to you upon vesting of your new RSUs.

See also:

•	Answer to Question 28, “Will I have to pay taxes if I participate in the Option Exchange?” of this Summary Term Sheet and Questions and Answers

•	Section 9 and 14 of the Offer to Exchange

•	Schedules C through L of the Offer to Exchange, which contain country-specific tax disclosures

Q21.	How do I decide whether I should participate in the Option Exchange?

A21.

First, review all of the materials provided to you in connection with the Offer to Exchange, including this Summary Term Sheet and Questions and Answers. These materials can all be found on the Option Exchange website and in, or filed as exhibits to, a document filed by Playtika with the SEC called a “Schedule TO,” which is available on the SEC website at http://www.sec.gov.

In addition to reviewing the materials, please note the following:

•	It’s not a one-for-one exchange. You will receive fewer new RSUs than the number of shares of our common stock underlying eligible options that you surrender for exchange.

•

RSUs provide value upon vesting even if Playtika’s stock price does not increase after the grant date. However, because you will receive fewer new RSUs than the options you elect to exchange, it is possible that, at some point in the future, options you choose to exchange could be economically more valuable than the new RSUs received by you pursuant to the Option Exchange.

•	New RSUs granted in the Option Exchange will be subject to a new vesting schedule, even if the eligible options you exchange were vested in whole or in part.

•

Do not forget to consider taxes and social insurance contributions. In general, your new RSUs will be taxed, and social insurance contributions made, if applicable, when they vest. But taxation and social insurance contribution rules vary from country to country, so you will want to review all of the documents provided in connection with the Offer to Exchange carefully. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional or different tax consequences and social insurance contributions that may apply to you.

•

Please also note that no one from Playtika is, or will be, authorized to provide you with advice or recommendations or to provide you additional information not included in the Offer to Exchange or the documents referenced in the Offer to Exchange. You must make your own personal decision as to whether or not to participate in the Option Exchange. You are strongly encouraged to consult with your personal legal counsel, accountant, financial, and/or tax advisor(s) for further advice.

See also:

•	Sections 3 and 9 of the Offer to Exchange

•	Schedules C through L of the Offer to Exchange, which contain country-specific tax disclosures

•	Risks of Participating in the Option Exchange in the Offer to Exchange

Q22.	Is Playtika making any recommendation as to whether I should exchange my eligible options?

A22.

No. Playtika is providing you with as much information as possible to assist you in making your own informed decision. However, Playtika is not making any recommendation as to whether you should accept the Offer to Exchange. No one from Playtika is, or will be, authorized to provide you with advice or recommendations or to provide you additional information not included in the Offer to Exchange or the documents referenced in the Offer to Exchange. You must make your own personal decision as to whether or not to participate in the Option Exchange. You are strongly encouraged to consult with your personal legal counsel, accountant, financial, and/or tax advisor for further advice.

See also:

•	Section 3 of the Offer to Exchange

•	Schedules C through L of the Offer to Exchange, which contain country-specific tax disclosures

•	Risks of Participating in the Option Exchange in the Offer to Exchange

Q23.	How will we determine whether an eligible option has been properly tendered?

A23.

We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of the documents you submit to accept the Option Exchange for any of your eligible options. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election or any options tendered for exchange that we determine is not in appropriate form or that we determine is unlawful to accept. We will accept all properly tendered eligible options that are not validly withdrawn, subject to the terms of this Option Exchange. No tender of eligible options will be deemed to have been made properly until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election, and we will not incur any liability for failure to give any notice.

See also: Section 4 of the Offer to Exchange

Q24.	Will my decision to participate in the Option Exchange have an impact on my ability to receive options or other equity awards in the future?

A24.

No. Your election to participate or abstain from participating in the Option Exchange will have no effect on our making future grants of options, other equity awards, or any other rights to you or anyone else.

See also: Section 1 of the Offer to Exchange

Exchanged Options

Q25.	When will my exchanged options be cancelled?

A25.

Your exchanged options will be cancelled as of the completion date. If the Offer to Exchange is extended and the completion date delayed, the cancellation of your exchanged options and the grant date of any new RSUs will be correspondingly delayed. Exchanged options that are cancelled will no longer be displayed through your online Shareworks account following the completion date.

See also: Section 6 of the Offer to Exchange

Q26.	Will I be required to give up all of my rights under the exchanged options?

A26.

Yes. Once Playtika has accepted your exchanged options, your exchanged options will be cancelled and you will no longer will have any rights under those exchanged options. Playtika will cancel all exchanged options as of the completion date. However, if the completion date is delayed, the date the exchanged options are cancelled and the grant date of any new RSUs will be correspondingly delayed.

See also: Section 6 of the Offer to Exchange

Q27.	After I have elected to exchange eligible options, is there anything I must do to receive new RSUs after the completion date?

A27.

No. Once your exchanged options have been cancelled, you do not need to take additional action in order to receive your new RSUs. Your new RSUs will be granted to you as of the completion date. If the Offer to Exchange is extended and the completion date delayed, the date on which new RSUs are granted will be correspondingly delayed. In order to receive the shares covered by the new RSU grant, you must continue to be an active service provider and eligible for vesting under Playtika’s policies, as amended from time to time, through the applicable vesting date.

Please note that it may take a few weeks from the completion date for you to receive an email related to your new RSUs and for the grant of new RSUs to be reflected in your online Shareworks account. You will be required to accept your grant documents in your online Shareworks account.

See also:

•	Answer to Question 13, “When will my new RSU awards vest?” of this Summary Term Sheet and Questions and Answers

•	Section 9 of the Offer to Exchange

Tax Consequences

Q28.	Will I have to pay taxes if I participate in the Option Exchange?

A28.

If you participate in the Option Exchange, you generally will not be required to recognize income for income taxes, social insurance contributions or other tax purposes at the time of the exchange, or when the new RSUs are granted. You generally will recognize income for income tax, social insurance contributions and other tax purposes when the new RSUs vest and the shares underlying the new RSUs are issued to you. If you are subject to tax in Israel, the timing of the taxes on your new RSUs may differ from this general statement. See below for more information.

You should consult with your personal legal counsel, accountant, financial, and/or tax advisor(s) to determine the personal tax consequences to you of participating in the Option Exchange. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional or different income tax, social insurance contributions and other tax consequences that may apply to you.

If your eligible options were granted while you were providing services in one jurisdiction and you now work for Playtika in another jurisdiction, you may be subject to income taxes, social insurance contributions and other taxes at the time of the exchange in the jurisdiction in which the eligible option was originally granted. You should consult with your personal legal counsel, accountant, financial, and/or tax advisor(s) to determine the tax effect of your individual circumstances.

IMPORTANT INFORMATION FOR

ELIGIBLE SERVICE PROVIDERS IN ISRAEL

If you participate in the Option Exchange and you are subject to tax in Israel, the exchange of eligible options for the grant of new RSUs in the Option Exchange may result in a taxable event and any new RSUs may not be eligible for favorable tax treatment under the 102 Capital Gains Track (as defined in the 2020 Plan) under Section 102 of the ITO. Playtika will seek the Israel Tax Ruling from the ITA which states that eligible option holders participating in the Option Exchange will not be subject to tax as a result of the exchange of eligible options for the new RSUs in the Option Exchange and that the new RSUs will be granted under the 102 Capital Gains Track under Section 102.

While Playtika will seek to obtain the Israel Tax Ruling as promptly as practicable, there can be no assurance when or if the Israel Tax Ruling will be obtained in respect of the Option Exchange. Playtika does not expect to receive a determination from the ITA as to whether the Israel Tax Ruling will be obtained in respect of the Option Exchange prior to the completion date. As a result, eligible service providers who are subject to tax in Israel will need to consider whether to exchange their eligible options for the grant of new RSUs in the Option Exchange in light of this uncertainty regarding the tax consequences to them of the Option Exchange in Israel.

Please read the “Impact of the Option Exchange” section in Schedule G to this Offer to Exchange for more information about the potential tax consequences to you of participation in the Option Exchange. If the Israel Tax Ruling is not obtained by Playtika, the Option Exchange may be a taxable event and any new RSUs may not be granted under the 102 Capital Gains Track of Section 102.

See also:

•	Section 14 of the Offer to Exchange

•	Schedules C through L of the Offer to Exchange, which contain country-specific tax disclosures

Options Not Exchanged

Q29.	What happens to my eligible option grants if I choose not to participate or my eligible options are not accepted for exchange?

A29.

If you choose not to participate or your eligible options are not accepted for exchange, your eligible option grants will remain outstanding until they are exercised or expire by their terms, retain their current exercise price, retain their current vesting schedule and retain all of the other terms and conditions as set forth in the 2020 Plan and option agreement related to such eligible option grants.

See also: Section 6 of the Offer to Exchange

Changing or Withdrawing Previous Elections

Q30.	Can I change my mind about which eligible options I want to exchange?

A30.

To change an election you previously made with respect to some or all of your eligible option grants, including an election to withdraw all of your eligible options from this Option Exchange, you must deliver a valid new election indicating only the eligible option grants you wish to exchange in the Option Exchange or a valid new election indicating that you reject the Option Exchange with respect to all of your eligible options, by completing the election process via the following method outlined below on or before the completion date, currently expected to be 9:00 p.m., Pacific Time, on December 12, 2022, unless otherwise extended:

Election changes and withdrawals via the Option Exchange website

1.	Log in to the Option Exchange website at www.myoptionexchange.com.

2.

After logging in to the Option Exchange website, review the information and proceed through to the “Election Form” page, where you will find personalized information regarding each eligible option grant you hold, including:

•	the grant date of the eligible option grant;

•	the per share exercise price of the eligible option grant;

•

the number of vested and unvested shares of our common stock subject to the eligible option grant as of December 12, 2022 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date);

•	the number of shares of our common stock subject to the new RSU grant that would be granted in exchange for the eligible option grant; and

•	the vesting schedule of the new RSU grant.

3.

On the “Election Form” page, change your selection next to each of your eligible option grants to indicate which eligible option grants you choose to exchange in the Option Exchange by selecting “Exchange” or choose not to exchange in the Option Exchange by selecting “Do Not Exchange.”

4.

Proceed through the Option Exchange website by following the instructions provided. Review your selections and confirm that you are satisfied with your selections. After reviewing, acknowledging and agreeing to the terms and conditions stated on the Confirm Elections page and in the Option Exchange documents, submit your election. If you do not acknowledge and agree to the terms and conditions, you will not be permitted to submit your election.

5.

Upon submitting your election, a confirmation statement will be generated by the Option Exchange website. Please print and keep a copy of the confirmation statement for your records. A copy of the confirmation statement will also be sent to your email. At this point, you will have completed the process for changing your previous election or withdrawing from participation in the Option Exchange via the Option Exchange website.

We must receive your properly completed and submitted election by the expiration of the Option Exchange, currently expected to be 9:00 p.m., Pacific Time, on December 12, 2022, unless otherwise extended. If you are unable to submit your election via the Option Exchange website as a result of technical failures of the Option Exchange website such as the Option Exchange website being unavailable or the Option Exchange website not enabling you to submit your election, please email to@playtika.com.

Your delivery of all documents regarding the Option Exchange, including elections, is at your risk. If you submit your election via the Option Exchange website, a confirmation statement will be generated by the Option Exchange website at the time that you complete and submit your election.

You should print and keep a copy of the confirmation statement for your records. A copy of the confirmation statement will also be sent to your email. The printed confirmation statement will provide evidence that you submitted your election. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election. If you do not receive a confirmation, we recommend that you confirm that we have received your election by emailing playtika@infiniteequity.com. Only responses that are properly completed and actually received by us by the deadline through the Option Exchange website at www.myoptionexchange.com will be accepted. Responses submitted by any other means, including hand delivery, interoffice, email, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

See also:

•	Answer to Question 16, “Am I required to participate in the Option Exchange” of this Summary Term Sheet and Questions and Answers

•	Sections 4 and 5 of the Offer to Exchange

Q31.	May I change my mind and withdraw from the Offer to Exchange?

A31.

Yes. You may change your mind after you have submitted an election and withdraw from the Offer to Exchange at any time on or before the completion date (which currently is expected to be December 12, 2022, at 9:00 p.m., Pacific Time) and retain your eligible options under their existing terms. If we extend the completion date, you may withdraw your election at any time until the extended Offer to Exchange expires. You may change your mind as many times as you wish, but you will be bound by the properly submitted election we receive last on or before the completion date.

See also:

•	Answer to Question 16, “Am I required to participate in the Option Exchange” of this Summary Term Sheet and Questions and Answers

•	Section 5 of the Offer to Exchange

Q32.	What if I withdraw my election and then decide again that I want to participate in the Option Exchange?

A32.

If you have withdrawn your election to participate with respect to some or all of your eligible option grants and then decide again that you would like to participate in this Option Exchange, you may reelect to participate by submitting a new properly completed election via the Option Exchange website at www.myoptionexchange.com on or before the completion date, in accordance with the procedures described in Question 30, “Can I change my mind about which eligible options I want to exchange?” and Section 4 of the Offer to Exchange.

See also:

•	Answer to Question 16, “Am I required to participate in the Option Exchange” of this Summary Term Sheet and Questions and Answers

•	Sections 4 and 5 of the Offer to Exchange

Changes to the Offer to Exchange and Conditions to the Option Exchange

Q33.	If Playtika extends the Option Exchange or changes the Offer to Exchange, how will you notify me?

A33.

If Playtika extends the Option Exchange or otherwise changes the Offer to Exchange, Playtika will issue a press release, email and/or other form of communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the previously scheduled completion date.

See also: Sections 2 and 14 of the Offer to Exchange

Q34.	Are there any conditions to the completion of the Option Exchange?

A34.

Yes. The completion of the Option Exchange is subject to a number of customary conditions that are described in Section 7 of the Offer to Exchange. If any of these conditions are not satisfied, Playtika will not be obligated to accept and exchange properly tendered eligible option grants, though Playtika may elect to do so at its sole discretion.

The offer is not conditioned upon a minimum number of eligible stock options being surrendered for exchange or a minimum number of eligible service providers participating.

See also: Sections 2 and 7 of the Offer to Exchange

Q35.	What if Playtika is acquired by another company?

A35.

If Playtika merges or consolidates with or is acquired by another entity prior to the completion date, or enters into an agreement to do so, you may choose to withdraw any options which you tendered for exchange and your options will be treated in accordance with the 2020 Plan and applicable option agreement. Further, if Playtika is acquired prior to the completion date, Playtika reserves the right to withdraw the offer, in which case your eligible options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no new RSUs in exchange for them pursuant to the Offer to Exchange. If Playtika is acquired prior to the completion date but does not withdraw the offer, Playtika (or the successor entity) will notify you of any material changes to the terms of the Offer to Exchange or the new RSUs, including any adjustments to the number of shares that will be subject to the new RSUs. Under such circumstances, the type of security and the number of shares covered by your new RSUs would be adjusted based on the consideration per share given to holders of Playtika’s common stock in connection with the acquisition. As a result of this adjustment, you may receive new RSUs covering more or fewer shares of the acquirer’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the new RSUs if no acquisition had occurred.

Availability of Additional Information

Q36.	Whom can I contact if I have questions about the Offer to Exchange, or if I need additional copies of communications issued to date?

A36.

You may download copies of all of the documents referred to in the Offer to Exchange and this Summary Term Sheet and Questions and Answers from the Option Exchange website. Playtika has also publicly filed the documents with the SEC on exhibits to a document called a “Schedule TO,” which is available at http://www.sec.gov.

You may also direct questions about the Offer to Exchange and requests for additional copies of the Offer to Exchange and the other documents to herein to:

Email: to@playtika.com

See also: Section 17 of the Offer to Exchange